GENERAL ASSIGNMENT AND BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS:

This General Assignment and Bill of Sale (“Assignment”) is executed and delivered as of May 1, 2005 from

Transtel Communications, Inc., a Delaware corporation,

Tel-America of Salt Lake City, Inc., a Utah corporation,

Extelcom, Inc., a Utah corporation,

Communication Recovery Services, Inc., a Utah corporation, and

National Network Corporation, a Colorado corporation,

(collectively the “Sellers” and individually a “Seller”),

to UCN, Inc., a Delaware corporation (“Buyer”).

W I T N E S S E T H:

WHEREAS, Pursuant to the terms and conditions of the Asset Purchase Agreement between the parties effective as of May 1, 2005 (“Agreement”) Sellers are selling to Buyer, and Buyer is purchasing from Sellers, certain assets of Sellers listed on Exhibit A attached hereto (which represent the “Acquired Assets” as defined in the Agreement);

NOW, THEREFORE, for good and valuable consideration described in the Agreement, the receipt, adequacy and sufficiency of which is hereby acknowledged, and of the premises, mutual covenants, and agreements of the Parties:

1.     Conveyance and Delivery. Upon completion of the Closing, Sellers and each of them do hereby convey, grant, bargain, sell, transfer, set over, assign, deliver, and release unto Buyer and Buyer’s successors and assigns to have and hold forever, good and marketable title to the Acquired Assets, all as listed and described in the Agreement and Exhibit A hereto, effective as of the Effective Date.

2.     Further Assurances. Each of the Sellers agrees to execute and deliver to Buyer any certificates, instruments, releases, and other documents reasonably required to further assure Buyer with respect to, and provide Buyer evidence of its full right, title, and interest in and to, the Acquired Assets.

3.     Definitions. This Assignment is subject to all the terms and conditions of the Agreement. All defined terms in the Agreement have the same meaning herein as set forth in the Agreement.

IN WITNESS WHEREOF, this General Assignment and Bill of Sale has been duly executed and delivered as of the 1st day of May 2005.

By:	/s/

Joseph D. Fail, as President of:

Transtel Communications, Inc.

Tel-America of Salt Lake City, Inc.

Extelcom, Inc.

Communication Recovery Services, Inc.

National Network Corporation

Exhibit A to

General Assignment and Bill of Sale

Acquired Assets

All tangible and intangible assets of Sellers relating to or used in the operation of the business of the Sellers as of the Effective Date, together with the business as a going concern associated with such assets, including the following:

(a)     All customer accounts served by the Sellers, including all contracts and agreements pertaining thereto (the “Customer Accounts”) that are listed in a data file on the compact disc marked “TCI Customer List, 04-30-05,” which is initialed by Paul Jarman, President of UCN, Inc., and Jerry Dyer, Vice President of Transtel Communications, Inc.;

(b)     All customer data associated with the Customer Accounts, including all associated letters of authorization, customer service records, all related computer tapes and/or records, accounts receivable status and history reports and all customer service and provisioning history;

(c)     Accounts, notes, and other receivables, which includes the accounts receivable that are listed in a data file on the compact disc marked “TCI Customer List, 04-30-05,” which is initialed by Paul Jarman, President of UCN, Inc., and Jerry Dyer, Vice President of Transtel Communications, Inc.;

(d)     Leased Real Property and the related lease agreements listed on Schedule I attached hereto and incorporated herein;

(e)     All fixed assets, switches, machinery, equipment and other tangible personal property (including all furnishings and fixtures, materials, supplies and other miscellaneous items) located at the premises of the Sellers and each of their respective switch sites and co-location facilities; and all other fixed assets, switches, machinery, equipment and other tangible personal property related to or used in connection with the business of the Sellers, including all furnishings and fixtures, materials, supplies and other miscellaneous items of tangible personal property whether located at the foregoing premises, switch sites or co-location facilities of the Sellers or at the premises of any customer or supplier, which includes the items listed on Schedule II attached hereto and incorporated herein;

(f)     All right, title and interest in and to the Assigned Contracts and any related leasehold improvements, which includes the items listed on Schedule III attached hereto and incorporated herein;

(g)    All insurance claims and rights under manufacturers’ and vendors’ warranties relating to the Acquired Assets, and all rights of recovery pertaining to the Customer Accounts and accounts, notes, and other receivables included in the Acquired Assets;

(h)    All financial, commercial, marketing, advertising, and administrative books and records relating to the business of the Sellers in any form or medium, including, computer databases, correspondence files, administrative guidelines, personnel records relating to Accepting Employees and employee manuals and all accounting and tax files and records used in connection with or relating to the business of the Sellers, as well as files relating to litigation that has been settled, closed, or otherwise dismissed; provided, however, that Sellers shall enjoy a continuing right of reasonable access during normal business hours to such assets for purposes of claims resolution, litigation, and administration;

(i)    All computer systems and non-proprietary software, and all electronic databases and other data processing and storage materials (regardless of format or medium), used in or related to the business of the Sellers;

(j)    The Carrier Identification Codes of the Sellers;

(k)    Franchises, approvals, permits, licenses, orders, registrations, certificates, and similar rights obtained from governments and governmental agencies;

(l)    All Intellectual Property, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights there under, remedies against infringements thereof, and rights to protection of interests therein under the Laws of all jurisdictions, which includes the items listed on Schedule IV attached hereto and incorporated herein; and

(m)    All materials, supplies, personal property and other assets, tangible or intangible, used in or relating to the business of the Sellers, including the goodwill of the business of the Sellers as a going concern;

provided, however, that the Acquired Assets shall not include (i) cash (including certificates of deposit, money market accounts, and similar cash equivalents) held by the Sellers as of the close of business on the day immediately preceding the Effective Date, (ii) the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of any of the Sellers as corporations, (iii) any deferred tax loss or net operating loss of any of the Sellers; (iv) any offset, credit, or counterclaim any of Sellers may have against any Person asserting a claim or pursuing an Action against any of the Sellers that arises from or pertains to any Liability that is not an Assumed Liability; (v) any of the intercompany advances, credits, accounts receivable, accounts payable, notes or similar obligations between any of TEC and the Sellers and between any of them and their respective Affiliates; (vi) any stock or equity owned by any of the Sellers in any of the other Sellers; (vii) any file, document, or other written communication pertaining to any Action to which any of TEC and the Sellers is or is threatened to be made a party that is not an Acquired Asset or Assumed Liability and that any of

TEC and the Sellers can reasonably claim is protected from discovery by attorney-client privilege or attorney work product exception; or (viii) any of the rights of Sellers under this Agreement.